UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2015

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200

Not Applicable
__________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On February 19, 2015, Oivind Lorentzen resigned as the Chief Executive Officer of SEACOR Holdings Inc. (the “Company”) but will continue to serve the Company as a director and non-executive Vice Chairman of the Company’s Board of Directors (the “Board”). Effective upon Mr. Lorentzen’s resignation, Charles Fabrikant, the Company’s Executive Chairman, was appointed to the additional position of Chief Executive Officer. A copy of the Company’s press release relating thereto is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

(c) and (e)

On February 19, 2015, the Board appointed Charles Fabrikant as the Company’s Chief Executive Officer, Eric Fabrikant and John Gellert as the Company’s co-Chief Operating Officers, and Bruce Weins as the Company’s Chief Accounting Officer and Senior Vice President. In addition, Matthew Cenac, the Company’s Chief Financial Officer, and Paul Robinson, the Company’s Chief Legal Officer, were each elevated to the position of Executive Vice President. A copy of the Company’s press release announcing these appointments is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Charles Fabrikant, age 70, has served as Executive Chairman of the Board since September 2010, and currently serves as an officer and director of several of the Company’s subsidiaries. Mr. Fabrikant served as President and Chief Executive Officer of the Company from April 1993 until September 2010. Mr. Fabrikant is a Director of Diamond Offshore Drilling, Inc., a contract oil and gas driller, and Hawker Pacific Airservices, Limited, an aviation sales product support company. In addition, he is President of Fabrikant International Corporation, a privately owned corporation engaged in marine investments. Fabrikant International Corporation may be deemed an affiliate of the Company.

Eric Fabrikant, age 34, is the son of Charles Fabrikant and has served as Vice President of the Company since May 2009. In addition, Mr. Fabrikant currently serves as an officer and director of several of the Company’s subsidiaries.

In connection with his appointment as co-Chief Operating Officer, the Compensation Committee of the Board (the “Compensation Committee”) approved a base salary for Eric Fabrikant of $450,000 per annum. Mr. Eric Fabrikant will remain eligible to participate in the Company’s cash bonus and share incentive plans and will be entitled to the same standard Company benefits as are available to all other employees.

Mr. Gellert, age 44, has served as Senior Vice President of the Company since May 2004. In July 2005, Mr. Gellert was appointed President of the Company’s Offshore Marine Services segment, a capacity in which he continues to serve. Since June 1992, when Mr. Gellert joined the Company, until July 2005, he had various financial, analytical, chartering and marketing roles within the Company. In addition, Mr. Gellert is an officer and director of certain Company subsidiaries.

Mr. Weins, age 46, has served as Vice President of the Company since November 2014 and Corporate Controller of the Company since January 2005.

In connection with his appointment as Chief Accounting Officer, the Compensation Committee approved a base salary for Mr. Weins of $235,000 per annum. Mr. Weins will remain eligible to participate in the Company’s cash bonus and share incentive plans and will be entitled to the same standard Company benefits as are available to all other employees.

By letter agreement between Mr. Lorentzen and the Company dated as of February 19, 2015, it was agreed that Mr. Lorentzen will continue to vest in his restricted stock and stock options so long as he continues to serve as a member of the Board. A copy of the letter agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Company manages barge pools as part of its Inland River Services segment. Pursuant to the pooling agreements, operating revenues and expenses of participating barges are combined and the net results are allocated on a pro-rata basis based on the number of barge days contributed by each participant. Charles Fabrikant, companies controlled by Mr. Fabrikant, and trusts for the benefit of Mr. Fabrikant’s children (including Eric Fabrikant), own barges that participate in the barge pools managed by the Company. Mr. Fabrikant and his affiliates were participants in the barge pools prior to the acquisition of SCF Marine Inc. by SEACOR in 2000. In the years ended December 31, 2014, 2013 and 2012, Mr. Fabrikant and his affiliates earned $1.7 million, $0.9 million and $0.8 million, respectively, of net barge pool results (after payment of $0.2 million, $0.2 million and $0.1 million, respectively, in management fees to the Company). As of December 31, 2014 and 2013, the Company owed Mr. Fabrikant and his affiliates $1.1 million and $0.6 million, respectively, for undistributed net barge pool results. Mr. Fabrikant and his affiliates participate in the barge pools on the same terms and conditions as other pool participants who are unrelated to the Company.

On December 22, 2015, Charles Fabrikant, Oivind Lorentzen and John Gellert invested in a limited liability company that acquired limited partnership interests in SEACOR OSV Partners I LP (“OSV”) from certain limited partners of OSV who are not affiliated with the Company and wished to dispose of their interests.  Messrs. Fabrikant, Lorentzen and Gellert invested $100,000, $100,000 and $150,000, respectively, in the limited liability company and are committed to contribute additional capital to such company in amounts of up to approximately 20% of their original investments if OSV calls capital from its limited partners.  In addition, on January 2, 2015, Messrs. Fabrikant, Lorentzen and Gellert invested in a second limited liability company that acquired the limited partnership interests in OSV from another limited partner that is not affiliated with the Company and wished to dispose of its interest.  Messrs. Fabrikant, Lorentzen and Gellert invested $125,000, $125,000 and $100,000, respectively, in the second limited liability company and are committed to contribute additional capital to such second company in amounts up to approximately 34% of their original investments if OSV calls capital from its limited partners. The aggregate interests of OSV acquired indirectly by Messrs. Fabrikant, Lorentzen and Gellert represent 1.7% of the limited partnership interests of OSV. An affiliate of the SEACOR owns 30.4% of OSV’s limited partnership interests and the balance of such interests are owned by unaffiliated third parties.  The general partner of OSV is a joint venture managed by a subsidiary of SEACOR and an unaffiliated third party.

Charles Fabrikant is a director of Diamond Offshore Drilling, Inc. (“Diamond”), which is also a customer of the Company. The total amount earned from business conducted with Diamond did not exceed $5.0 million in any of the years ended December 31, 2014, 2013 and 2012.

Charles Fabrikant is also a director of Era Group Inc. (“Era Group”), which is also a customer of the Company. In addition, following the Company’s spin-off of Era Group on January 31, 2013 by means of a dividend to SEACOR’s stockholders of all the issued and outstanding common stock of Era Group, the Company has provided certain transition services to Era Group. The total amount earned from business conducted with Era Group, including transition services provided, did not exceed $5.0 million during the year ended December 31, 2014.

Other than as described above, (i) there is no arrangement or understanding between any of Charles Fabrikant, Eric Fabrikant, John Gellert or Bruce Weins, on the one hand, and any other persons, on the other hand, pursuant to which any of them was appointed as an officer of the Company, (ii) there is no family relationship between any of Charles Fabrikant, Eric Fabrikant, John Gellert or Bruce Weins, on the one hand, and any directors or executive officers of the Company, on the other hand, (iii) none of Charles Fabrikant, Eric Fabrikant, John Gellert or Bruce Weins is currently engaged, nor has any of them during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K and (iv) no such transaction has been proposed.

A copy of the Company’s press release relating to the matters described above is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01    Other Events.

On February 23, 2015, the Company issued a press release in connection with the matters described above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Letter agreement by and between Oivind Lorentzen and the Company dated as of February 19, 2015
99.1	Press Release of SEACOR Holdings Inc., dated February 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Paul L. Robinson
Name:     Paul L. Robinson

Title:	Executive Vice President, Chief Legal Officer
and Corporate Secretary

Date:  February 23, 2015

Exhibit Index

Exhibit No.	Description

10.1	Letter agreement by and between Oivind Lorentzen and the Company dated as of February 19, 2015
99.1	Press Release of SEACOR Holdings Inc., dated February 23, 2015